UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2014 (November 28, 2014)

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 28, 2014, Full House Resorts, Inc. (the “Company”), and Daniel R. Lee, Bradley M. Tirpak and Craig W. Thomas (jointly and severally, the “Shareholder Group”), entered into a Settlement Agreement (the “Settlement Agreement”) to resolve attempts by the Shareholder Group to call a special meeting of the Company’s shareholders for the purpose of, among other things, nominating certain individuals to the Company’s Board of Directors (the “Board”) and amending the Company’s By-laws (the “By-laws”) (the “Solicitation”).

Pursuant to the Settlement Agreement, among other things:

-           The size of the Board was increased from five to nine members, creating four vacancies on the Board.

-           The Company accepted the resignation of Andre M. Hilliou and Mark J. Miller as a directors, effective November 28, 2014, resulting in two additional vacancies on the Board.

-           W.H. Baird Garrett, Raymond Hemmig, Ellis Landau, Daniel R. Lee, Bradley M. Tirpak and Craig W. Thomas (the “Shareholder Group Nominees”) were appointed by the Board to fill the six vacancies.

-           At the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”), the  Company will nominate Kenneth R. Adams, Carl G. Braunlich, Kathleen Marshall and each of the Shareholder Group Nominees (collectively, the “2015 Nominees”) to the Board.

-           The Shareholder Group has irrevocably withdrawn its Solicitation, and has agreed to immediately cease all efforts related to the Solicitation.

-           Through the end of the Company’s 2016 meeting of the stockholders (or an earlier date upon the occurrence of certain events), each member of the Shareholder Group has agreed not to engage in certain customary standstill restrictions.

-           The Company and the Shareholder Group agreed to a mutual release of claims, including those arising in respect of, or in connection with, the Solicitation.

-           The Company agreed to reimburse the Shareholder Group for actual out-of-pocket expenses in the aggregate amount of $215,000 incurred in connection with the Solicitation.

A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1.  The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Andre M. Hilliou resigned as a director and Chief Executive Officer of the Company effective November 28, 2014. Pursuant to a Separation Agreement entered into between Mr. Hilliou and the Company (the “Hilliou Separation Agreement”), Mr. Hilliou’s employment with the Company will be terminated at a future date, subject to the Company using its best efforts to  comply with its covenants under the Company’s existing credit facilities.  Mark J. Miller resigned as a director and Chief Operating Officer of the Company effective November 28, 2014. Pursuant to a Separation Agreement entered into between Mr. Miller and the Company (the “Miller Separation Agreement” and together with the Hilliou Separation Agreement, the “Separation Agreements”), Mr. Miller’s employment will be terminated at a future date, subject to the Company using its best efforts to  comply with its covenants under the Company’s existing credit facilities.  Pursuant to the Separation Agreements, (i) all outstanding Company restricted stock held by Messrs. Hilliou and Miller (constituting 60,000 shares of common stock held by each) will accelerate and vest in full on their resignation date and (ii) in connection with their future terminations of employment, subject to the timely execution and non-revocation of a mutual release, Messrs. Hilliou and Miller will each be eligible to receive a cash severance payment of approximately $644,724 and $599,830, respectively, as well as company-paid continued healthcare coverage to the earlier of December 31, 2015 or the date that such executive is covered by another employer’s comparable health plan.

Pursuant to the terms of the Settlement Agreement, on November 28, 2014, (i) Daniel R. Lee was appointed Chief Executive Officer and (ii) Mr. Lee, Ellis Landau, Raymond Hemmig, W.H. Baird Garrett, Bradley Tirpak and Craig W. Thomas were appointed to the Company’s Board, each subject to normal and customary state licensing requirements.

Daniel R. Lee, Age: 58.  Mr. Lee is the Managing Partner of Creative Casinos and Creative II.  He was previously Chairman and Chief Executive Officer of Pinnacle Entertainment from 2002 to 2009. In the 1990s, he was Chief Financial Officer, Treasurer and Sr. Vice President of Finance and Development at Mirage Resorts, reporting to Mirage CEO Steve Wynn.  During the 1980s, Mr. Lee was a securities analyst for Drexel Burnham Lambert and CS First Boston, specializing in the lodging and gaming industries. He serves as an independent director of Myers Industries and a member of its Audit Committee.  He also serves as an independent director of Gabelli Securities, Inc. and ICTC Corporation and previously served as an independent director of LICT Corporation. He recently renewed his gaming license in the State of Nevada and has been licensed previously in Indiana and Mississippi, which are the three jurisdictions where the Company operates. While working as a securities analyst, he was a Chartered Financial Analyst. Mr. Lee earned his M.B.A. in finance and a B.S. degree in Hotel Administration, both from Cornell University.

Ellis Landau.  Mr. Landau is a private investor who serves on various for-profit and non-profit boards. In 2006, Mr. Landau retired as Executive Vice President and Chief Financial Officer of Boyd Gaming Corporation, a position he held since he joined the company in 1990. Mr. Landau previously worked for Ramada Inc., later known as Aztar Corporation, where he served as Vice President and Treasurer, as well as U-Haul International and the Securities and Exchange Commission. Mr. Landau is President, Treasurer and Director of ALST Casino Holdco, LLC, the holding company of Aliante Gaming, LLC, which owns and operates Aliante Casino + Hotel in Las Vegas, Nevada. From 2007 to 2011, Mr. Landau was a member of the Board of Directors of Pinnacle Entertainment, Inc., a leading gaming company, where he served as chairman of the Audit Committee and as a member of its Nominating and Governance Committee and its compliance committee. Mr. Landau served as a director of Spectrum Group International from 2012 until March 2014. Mr. Landau has served as a director of A-Mark Precious Metals since March 2014 and is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Landau is a member of the board of directors of Data Driven Delivery Systems, a rapidly growing medical service company and serves as the chairman of its audit committee. He currently holds a gaming license in the State of Nevada and has previously been licensed in Indiana and Mississippi, which are the three jurisdictions where the Company operates. Mr. Landau earned his B.A. in economics from Brandeis University and his M.B.A. in finance from Columbia University Business School.

Raymond Hemmig.  Mr. Hemmig is founder and Managing Partner of Retail and Restaurant Growth Capital. Mr. Hemmig has extensive experience as an investor, director and CEO of numerous companies. He was the CEO of Ace Cash Express, Inc. from 1988 to 1994 and Chairman of the Board from 1988 to 2006. He has served on multiple public company boards, including Communications World; Party City; On the Border; and Restoration Hardware . He has also served on numerous other privately held company boards in the United States and internationally. He is an active member of the North Texas Chapter of the National Association of Corporate Directors (NACD) and holds their Certified Director status. He is a past director of the Institute for Excellence in Corporate Governance and he is currently on the Advisory and Development boards of the Jindal School of Management at the University of Texas at Dallas (UTD).

W.H. Baird Garrett.  Mr. Garrett is an attorney at VLP Law Group and the Chair of its Technology Transactions practice group. Mr. Garrett has extensive experience in corporate law, having represented clients as diverse as The Walt Disney Company and the venture capital firm of Kleiner, Perkins, Caufield and Byers. He specializes in the negotiation of complex commercial transactions, particularly those involving new technology and intellectual property, such as the purchase and licensing of gaming devices and on-line gaming software. Mr. Garrett previously practiced law at the law firm of Wilson, Sonsini, Goodrich and Rosati in Palo Alto, CA and Seattle, WA. Prior to entering private practice, he clerked for the Delaware Court of Chancery. Mr. Garrett earned a B.A. degree from Pennsylvania State University, an M.A. degree from the University of Chicago and a J.D. degree from the University of Virginia School of Law.

Bradley Tirpak.  Mr. Tirpak is a professional investor with twenty years of investing experience who has been a portfolio manager at Credit Suisse First Boston, Caxton Associates, and Sigma Capital Management. He is currently the co-founder of Shareholder Advocates for Value Enhancement (SAVE) and Managing Member of various investment partnerships. Between 1993 and 1996, he was the founder and CEO of Access Telecom, Inc. an international telecommunications company doing business in Mexico. Mr. Tirpak is a former director of USA Technologies, Inc. Mr. Tirpak earned a B.S.M.E. from Tufts University and earned his M.B.A. from Georgetown University.

Craig W. Thomas.  Mr. Thomas is a professional investor with fifteen years of investing experience who has been a portfolio manager at CR Intrinisic Investors and S.A.C. Capital Advisors and an analyst at Goff Moore Strategic Partners and Rainwater, Inc.  He is currently the co-founder of Shareholder Advocates for Value Enhancement (SAVE) and the Managing Member of various investment partnerships.  Prior to becoming a professional investor, Mr. Thomas was a consultant at The Boston Consulting Group.  Mr. Thomas is a former director of Laureate Education, Inc. and Direct Insite Corporation.  Mr. Thomas earned an A.B. from Stanford University and earned his M.B.A. from the Graduate School of Business at Stanford University.

On November 28, 2014, the Company entered into an Employment Agreement with Mr. Lee (the “Employment Agreement”) pursuant to which Mr. Lee serves as the Company’s Chief Executive Officer. The Employment Agreement is effective as of November 28, 2014 and expires on November 30, 2018, unless earlier terminated.

The Employment Agreement provides for an annual base salary of $350,000 and an opportunity to earn an annual discretionary cash performance bonus, based on the achievement of individual and Company-based performance criteria established by the Company’s Board or compensation committee. In addition, pursuant to the Employment Agreement Mr. Lee is entitled to (i) participate in customary health, welfare and fringe benefit plans at the Company’s sole expense, and (ii) Company-paid life insurance and long-term disability policies each covering $525,000.

In connection with entering into the Employment Agreement, Mr. Lee was granted a nonqualified stock option covering 943,834 shares of Company common stock, with a per share exercise price equal to the closing price per share on the grant date. The stock option is intended to be an “employee inducement award” and will vest with respect to 25% of the shares subject to the stock option on November 28, 2015 and will continue to vest with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary thereafter, subject to Mr. Lee’s continued service through the applicable vesting date.  The stock option will vest in full on a change in control of the Company.

Upon Mr. Lee’s termination of employment due to death or disability, he will be entitled to accelerated vesting of all outstanding stock options held by Mr. Lee on the termination date with respect to such number of shares underlying each stock option that would have vested over the one-year period immediately following the termination date had the stock option continued to vest in accordance with its term.

If Mr. Lee’s employment is terminated by the Company without “cause” or by Mr. Lee for “good reason” (each, as defined in the Employment Agreement), then, in addition to accrued amounts, Mr. Lee will be entitled to receive the following payments and benefits:

●
cash severance in aggregate amount equal to the greater of (i) the salary Mr. Lee would have earned had he remained employed from the termination date through the fourth anniversary of the effective date of the Employment Agreement and (ii) 12 months’ salary, payable in installments through the fourth anniversary of the Employment Agreement effective date or, if the termination occurs within six months following a change in control, in a lump sum;

●	Company-paid healthcare continuation coverage for Mr. Lee and his dependents for the original term of the agreement, unless covered by comparable insurance by a subsequent employer; and

●	full accelerated vesting of all outstanding Company stock options held by Mr. Lee on the termination dates.

Mr. Lee’s right to receive the severance payments and benefits (either in connection with a change in control or outside the change in control context) described above is subject to the delivery of an effective mutual general release of claims.  The Employment Agreement also contains confidentiality, non-solicitation and non-competition provisions.

A copy of the Hilliou Separation Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.2.  The foregoing description of the Hilliou Separation Agreement is qualified in its entirety by reference to the full text of the Hilliou Separation Agreement, which is incorporated herein by reference.

A copy of the Miller Separation Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.3.  The foregoing description of the Miller Separation Agreement is qualified in its entirety by reference to the full text of the Miller Separation Agreement, which is incorporated herein by reference.

A copy of the Employment Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.4.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is incorporated herein by reference.

A copy of the Inducement Stock Option Agreement, by and between the Company and Mr. Lee, is filed with this Form 8-K and attached hereto as Exhibit 10.5.  The foregoing description of the Inducement Stock Option Agreement is qualified in its entirety by reference to the full text of the Inducement Stock Option Agreement, which is incorporated herein by reference.

Item 8.01               Other Events.

On December 1, 2014, the Company issued a press release announcing the signing of the Settlement Agreement and other arrangements related thereto, including the grant of the stock option to Mr. Lee, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.1	Settlement Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc., Daniel R. Lee, Bradley M. Tirpak and Craig W. Thomas

Exhibit 10.2	Separation Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc. and Andre M. Hilliou

Exhibit 10.3	Separation Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc. and Mark L. Miller

Exhibit 10.4	Employment Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc. and Daniel R. Lee

Exhibit 10.5	Inducement Stock Option Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc. and Daniel R. Lee

Exhibit 99.1	Press Release of the Company dated December 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: December 1, 2014	/s/ Deborah J. Pierce
Deborah J. Pierce, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc., Daniel R. Lee, Bradley M. Tirpak and Craig W. Thomas

10.2	Separation Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc. and Andre M. Hilliou

10.3	Separation Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc. and Mark L. Miller

10.4	Employment Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc. and Daniel R. Lee
10.5	Inducement Stock Option Agreement, dated as of November 28, 2014, by and among Full House Resorts, Inc. and Daniel R. Lee
99.1	Press Release of the Company dated December 1, 2014